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EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES

Name	Location	Doing business as
Lightly Expressed, Ltd Crescent Lighting, Ltd Lichtberatung Mann Gmbh	Roanoke, Virginia Thatcham, Berkshire, UK Berching, Germany	Fiberstars Crescent Lighting LBM

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  EXHIBIT 21.1
SIGNIFICANT SUBSIDIARIES